                             PROMISSORY TERM NOTE
$10,000
January 6, 1998


FOR VALUE RECEIVED, the undersigned promises to pay on January 5, 1999 to F5 Labs, Inc. (herein called "Company"), a corporation incorporated in Washington, at the office of 200 First Avenue West, Suite 500, Seattle, Washington, 98119, the principal sum of ten thousand dollars ($10,000) plus accrued interest.

The unpaid principal outstanding shall bear interest at a rate per annum equal to the sum of 9.5% (as herinafter defined as the rate).

Accrued interest shall be payable at maturity, beginning with the fifth day of January, 1999. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366 days.

This Note may be prepaid at any time in whole or in part without premium or penalty; provided that the amount of any prepayment shall be applied first to unpaid and accrued interest and second to principal.

Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

This Note is made under and governed by the internal laws of the State of Washington.

F5 Labs, Inc.
200 First Avenue West, Suite 500
Seattle, WA 98119


For the corporation     By: /s/Brian R. Dixon
                        -----------------------------------
                               Brian R. Dixon, V.P.-Finance


Personally              By: /s/Jeffrey S. Hussey
                        -----------------------------------
                               Jeffrey S. Hussey


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                        AMENDMENT TO PROMISSORY TERM NOTE


This Amendment to Promissory Term Note (the "Amendment") by and between F5 Labs, Inc., a Washington Corporation, (the "Company") and Jeffrey Hussey, is effective as of January 4, 1999, and amends the Promissory Term Note, attached as an Exhibit, dated January 6, 1998 between F5 Labs, Inc. and
Jeffrey S. Hussey (the "Note"). Pursuant to the terms of the Note, payment in full was due on January 5, 1999. The parties wish to extend the term of the Note such that the principal sum of ten thousand dollars ($10,000) plus accrued interest calculated as described in the Note will be payable on January 5, 2000. All other terms of the Note remain in full force and effect.

Acknowledged and Agreed:


F5 NETWORKS, INC.


By: /s/ Robert Chamberlain
    ----------------------
        Robert Chamberlain
        Vice President of Finance and
        Chief Financial Officer


JEFFREY S. HUSSEY

/s/ Jeffrey S. Hussey
---------------------